Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Stephen Ferranti
949-231-3061	781-376-3056

AnalogicTech Public Relations:	AnalogicTech Investor Relations:
The Blueshirt Group	Ashok Chandran
Lisa Laukkanen	408-330-1400
408-737-4788
Skyworks to Acquire Power Management Innovator
Advanced Analogic Technologies
Expands Portfolio with Leading Edge Analog Products and
Accelerates Entry into Adjacent Vertical Markets; Immediately Accretive Post-Closing
     WOBURN, Mass. and SANTA CLARA, Calif. — May 26, 2011 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high reliability analog and mixed signal semiconductors enabling a broad range of end markets, today signed a definitive agreement to purchase Advanced Analogic Technologies Incorporated (NASDAQ: AATI), an analog semiconductor company focused on enabling energy-efficient devices for consumer electronics, computing and communications markets. This acquisition expands Skyworks’ portfolio with highly complementary analog semiconductor products including battery chargers, DC/DC converters, voltage regulators and LED drivers. The analog power management market is expected to grow to $12.1 billion in 2014, up from $9.9 billion in 2010 according to Gartner market research.
     “Skyworks’ acquisition of Advanced Analogic Technologies will enable us to further capitalize on our strong smart phone, tablet, set-top box and infrastructure positions with an expanded and differentiated product portfolio while accelerating our entry into new vertical markets,” said David J. Aldrich, president and chief executive officer of Skyworks. “At a higher level, analog power management semiconductors represent a strategic growth market for Skyworks as our customers increasingly demand both ubiquitous wireless connectivity and power optimization across seemingly every kind of electronic platform. With Advanced Analogic Technologies, Skyworks will be
-more-

AATI Acquisition
well positioned to address these massive twin market opportunities leveraging our broad customer relationships, innovative product portfolios and increasing operational scale.”
     “The Advanced Analogic Technologies team is excited to be joining forces with Skyworks given their leadership market positions coupled with scale advantages,” said Richard K. Williams, president, chief executive officer and chief technical officer of Advanced Analogic Technologies. “Both companies share a common vision of the enormity and growth potential of the analog semiconductor market. Together, we can better address our customers’ demand for highly integrated power management solutions across a broader range of markets and applications. We believe this transaction will benefit our customers, employees and, most importantly, our shareholders.”
     Skyworks has entered into a definitive agreement to acquire Advanced Analogic Technologies for a nominal price of $6.13 per share, representing a 52 percent premium to Advanced Analogic Technologies’ 30-day trailing average. The $6.13 nominal share price consists of $3.68 per share in cash and .08725 of a share of Skyworks common stock for each outstanding share of Advanced Analogic Technologies common stock. The amount of stock is based upon the average closing price of Skyworks common stock over the 30-trading days prior to May 26, 2011. At that average price, the stock component of the price has a nominal value of $2.45. The value of the stock component will be tested again at closing, based on the average closing price of Skyworks common stock during the five trading days prior to the closing. If the average pre-closing value is lower than $2.45, the amount of cash per share will be increased by the difference, and if the average pre-closing value is higher than $2.45, the amount of cash per share will be reduced by the difference, to maintain a calculated nominal value of $6.13 per Advanced Analogic Technologies share in either case.
     The transaction is subject to approval by Advanced Analogic Technologies’ shareholders. The transaction is also subject to other customary closing conditions, including the receipt of applicable regulatory approvals. Excluding any non-recurring acquisition related charges and amortization of acquired intangibles, Skyworks expects the acquisition to be immediately accretive to non-GAAP earnings post-closing and will finalize estimates of the transaction’s financial impact, as well as the accounting for the transaction, upon deal close.

AATI Acquisition
Skyworks Conference Call
     Skyworks will be hosting a conference call today, May 26, at 5:30 p.m. Eastern time to discuss the acquisition. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 888-600-4864 (domestic) or 913-312-1521 (international), confirmation code: 9709055.
     Playback of the conference call will begin at 8:30 p.m. Eastern time on May 26, and end at 9:00 p.m. Eastern time on June 2. The replay will be available on Skyworks’ Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international), pass code: 9709055.
About Advanced Analogic Technologies
     Advanced Analogic Technologies Incorporated (AATI), or AnalogicTech, develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, tablets, notebooks, TV and LCD displays as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com
About Skyworks
     Skyworks Solutions, Inc. is an innovator of high reliability analog and mixed signal semiconductors. Leveraging core technologies, Skyworks offers diverse standard and custom linear products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military and mobile handset applications. The Company’s portfolio includes amplifiers, attenuators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, mixers/demodulators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, receivers, switches and technical ceramics.
     Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Safe Harbor Statement
     This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (including without limitation certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
     These risks, uncertainties and other important factors include, but are not limited to: whether we are able to satisfy the closing conditions and close our acquisition of SiGe Semiconductor and/or Advanced

AATI Acquisition
Analogic Technologies; whether we are able to successfully integrate SiGe Semiconductor’s and/or Advanced Analogic Technologies’ operations; uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.
     These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
Additional Information about the Transaction and Where to Find It
     Skyworks plans to file with the Securities and Exchange Commission (“SEC”) Registration Statements on Form S-4 and S-8 in connection with the transaction and Advanced Analogic Technologies plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Skyworks, Advanced Analogic Technologies, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS AND PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.
     Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Skyworks and Advanced Analogic Technologies through the website maintained by the SEC at http://www.sec.gov.
     In addition, investors and security holders will be able to obtain free copies of the Registration Statements and Proxy Statement/Prospectus from Skyworks by contacting Skyworks’ Investor Relations at (949) 231-4700, or by accessing Skyworks’ investor relations website at http://www.skyworksinc.com; or from Advanced Analogic Technologies by contacting Advanced Analogic Technologies’ Investor Relations

AATI Acquisition
at The Blueshirt Group, Lisa Laukkanen, at (415) 217-4967 or by accessing Advanced Analogic Technologies’ investor relations website at http://www.analogictech.com.
Participants in the Solicitation
     Skyworks and Advanced Analogic Technologies, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information about the directors and executive officers of Skyworks and Advanced Analogic Technologies are set forth in Skyworks’ and Advanced Analogic Technologies’ most recent Form 10-K/A, which were filed with the SEC on January 31, 2011 and May 2, 2011, respectively, as well as Skyworks’ proxy statement dated, and filed with the SEC on, April 7, 2011. Investors may obtain additional information regarding the interest of Skyworks and its directors and officers, and Advanced Analogic Technologies and its directors and executive officers in the proposed transaction, by reading the Registration Statements and Proxy Statement/Prospectus regarding the transaction when it becomes available.
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